Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ProUroCare Medical Inc. (the “Company”) for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Carlson, Chief Executive Officer of the Company, and I, Richard B. Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer
November 14, 2011

/s/ Richard B. Thon
Richard B. Thon
Chief Financial Officer
November 14, 2011